UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

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Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 3.02

Unregistered Sales of Equity Securities.

On December 16, 2016, with an effective date of December 15, 2016 and pursuant to the terms of the Asset Purchase Agreement by and among Bright Mountain Media, Inc., its subsidiary Bright Mountain, LLC, Sostre Enterprises, Inc., Pedro Sostre III and James Love (the "Asset Purchase Agreement"), we acquired the assets constituting the Black Helmet apparel business from Sostre Enterprises, Inc., including various website properties and content, social media content, inventory and other intellectual property rights.  Launched in June 2008, Black Helmet® clothing and accessories feature designs that are hand drawn, unique and relay the fearless side of firefighting. Following this transaction we expect to leverage the unique designs and marketing aspects of Black Helmet apparel to enhance and expand our online assets primarily targeted to the military and public safety sectors.

The consideration for the acquisition consisted of $250,000 in cash, 200,000 shares of our common stock valued at $170,000, the assumption of $35,582 in liabilities, net of deferred revenue, and the forgiveness of working capital advances we had previously made to the seller totaling $200,000.  The Asset Purchase Agreement contains customary non-compete and indemnification provisions.  The recipients of the shares of our common stock are sophisticated investors with access to business and financial information on our company, and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption under Section 4(a)(2) of that act.  At closing, the recipients of the shares entered into one year lockup/leakout agreements with us.

In connection with the acquisition, and to ensure the continuity of the operations, effective December 15, 2016 we also entered into three year Services Agreements with each of Messrs. Sostre and Love which provide for annual base compensation of $75,000 plus the ability to earn bonuses based upon the satisfaction of certain revenue and gross margin targets.  The Services Agreements contain customary confidentiality, non-intervention and invention assignment clauses.

The foregoing descriptions of the Asset Purchase Agreement and the Services Agreements are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibits 10.28, 10.29 and 10.30 to this report.

Item 7.01

Regulation FD Disclosure.

On December 21, 2016 we issued a press release announcing the closing of the aforedescribed acquisition.  A copy of the release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information appearing in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Bright Mountain Media, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

The required financial statements will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(b)

Pro forma financial information.

The required pro forma financial information will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(d)

Exhibits

Exhibit No.	Description

10.28	Asset Purchase Agreement dated December 16, 2016 effective December 15, 2016 by and among Bright Mountain Media, Inc., Bright Mountain, LLC, Sostre Enterprises, Inc., Pedro Sostre III and James Love.
10.29	Services Agreement dated December 16, 2016 effective December 15, 2016 by and between Bright Mountain, LLC and Pedro Sostre III.
10.30	Services Agreement dated December 16, 2016 effective December 15, 2016 by and between Bright Mountain, LLC and James Love.
99.1	Press release dated November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	Bright Mountain Media, Inc.

	By:	/s/ Dennis W. Healey
Dennis W. Healey, Chief Financial Officer